EXHIBIT 10.2

                     ELSINORE CORPORATION

                             Issuer

                               and

                   THE GUARANTORS NAMED HEREIN

                               and

                FIRST TRUST NATIONAL ASSOCIATION

                             Trustee



                         _______________


                          SUPPLEMENTAL
                         INDENTURE NO. 3

                    Dated as of June 30, 1995

                               TO

                            INDENTURE

                  Dated as of October 8, 1993,
                           as amended



                         _______________



                           $57,000,000



               12.5% First Mortgage Notes due 2000

     SUPPLEMENTAL INDENTURE NO. 3 dated as of June __, 1995 to INDENTURE, dated as of October 8, 1993, as amended, between ELSINORE CORPORATION, a Nevada corporation (the "Company"), the Guarantors referred to therein and FIRST TRUST NATIONAL ASSOCIATION, a national association, as Trustee (the "Indenture"). Capitalized terms used but not defined herein shall have the meanings set forth in the Indenture.

     WHEREAS, in accordance with the provisions of Section 10.2 of the Indenture, the Holders of the requisite aggregate prin-cipal amount of the outstanding Securities have consented, by written act delivered to the Company and the Trustee, to the amendments to the provisions of the Indenture contained herein; and

     WHEREAS, the Company and the Guarantors, as authorized by Board Resolutions, have approved the amendments to the provi-sions of the Indenture contained herein;

     NOW, THEREFORE, each party hereto agrees as follows for the benefit of each other party and for the equal and ratable bene-fit of the Holders of the Securities:

     1. Section 5.17. Section 5.17 of the Indenture is hereby amended and restated in its entirety to read as follows:

     "Commencing the first fiscal quarter of 1997, the Company shall maintain a Consolidated Fixed Charges Coverage Ratio, as of the last day of each fiscal quarter, of at least 1.0 to 1, increasing to 1.15 to 1 for each fiscal quarter in 1998, 1.3 to 1 for each fiscal quarter in 1999, and 1.5 to 1 for each fiscal quarter in 2000, and shall furnish to the Trustee an officers certificate within 50 days after the end of each such fiscal quarter (or 95 days after the fourth fiscal quarter of any fiscal year) setting forth the calculations of this ratio and stating that the Company is in compliance with this covenant."

     2. Section 5.27. A new Section 5.27 of the Indenture is hereby added to the Indenture, as follows:

     SECTION 5.27.  Minimum Consolidated EBITDA

     "The Company shall have (a) for the six-month period ending June 30, 1996, Consolidated EBITDA of not less than $5,000,000 and (b) for the nine-month period ending September 30, 1996, Consolidated EBITDA of not less than $7,500,000."

     3. Section 7.1(9). Section 7.1(9) of the Indenture is hereby amended by deleting therefrom the reference to "the Palm
 Springs Casino". Except as so amended, Section 7.1(9) shall remain in full force and effect.

     4. Section 7.1(10). Section 7.1(10) of the Indenture is hereby amended by deleting therefrom the reference to "the Palm
 Springs Casino". Except as so amended, Section 7.1(10) shall remain in full force and effect.

     5. No Conflict With Existing Provisions. Notwithstanding any other provision of the Indenture, the Guaranties or the Notes to the contrary, the performance by the Company and the Guarantors of the terms and provisions of this Supplemental Indenture No. 3 shall not contravene any covenant, duty or obligation of the Company or the Guarantors contained in the Indenture, the Guaranties or the Securities.

     All parties may sign any number of copies or counterparts of this Supplemental Indenture. Each signed counterpart shall be an original, but all of them together shall represent the same agreement.

                            SIGNATURE

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first written above.

                               ELSINORE CORPORATION



                               By /s/ Thomas E. Martin
                                        Thomas E. Martin, President

 Attest:



 Name

 Title


                               FIRST TRUST NATIONAL ASSOCIATION,
                                as Trustee



                               By /s/ Richard Prokosch
                                               Richard Prokosch

                               Title

 Attest:



 Name

 Title



 GUARANTORS:
                               PINNACLE GAMING CORPORATION
                                (FORMERLY ELSUB II, INC.)



                               By /s/ Thomas E. Martin
                                        Thomas E. Martin, President


                               ELSUB MANAGEMENT CORPORATION



                               By /s/ Thomas E. Martin
                                        Thomas E. Martin, President


                               FOUR QUEENS, INC.



                               By /s/ Tomas E. Martin
                                        Thomas E. Martin, President


                               FOUR QUEENS EXPERIENCE
                                CORPORATION



                               By /s/ Thomas E. Martin
                                        Thomas E. Martin, President


                               EAGLE GAMING, INC.



                               By /s/ Thomas E. Martin
                                        Thomas E. Martin, President


                               ELSINORE TAHOE, INC.



                               By /s/ Thomas E. Martin
                                        Thomas E. Martin, President


                               PALM SPRINGS EAST, LIMITED
                                PARTNERSHIP

                               By:  ELSUB MANAGEMENT CORPORA-
                                     TION, its general partner



                               By /s/ Thomas E. Martin
                                    Thomas E. Martin, President


                               OLYMPIA GAMING CORPORATION



                               By /s/ Thomas E. Martin
                                        Thomas E. Martin, President


                               ELSINORE-MISSOURI GAMING, INC.



                               By /s/ Thomas E. Martin
                                        Thomas E. Martin, President